UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

     On March 5, 2021, Calumet Specialty Products Partners, L.P. (the “Partnership”) issued a presentation, a copy of which is attached hereto as Exhibit 99.1, announcing plans for a future dual train configuration at its Great Falls, Montana refinery.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Montana / Renewables Presentation, dated March 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

March 5, 2021	By:	/s/ L. Todd Borgmann
Name: L. Todd Borgmann
Title: Executive Vice President and Chief Financial Officer